Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

September 30, 2018

Shareholders, Clients, and Employees:

I am pleased to report on your Company’s continued successes in 2018, including reporting income before taxes of approximately $6.9 million, return on average tangible equity of 15.59% and return on average assets of 0.97%.  The Board of Directors also declared a $0.12 per share dividend, payable on December 17, 2018 to shareholders of record as of November 30, 2018.

Additionally, your Company continued to grow during the first three quarters of 2018.  As of September 30, 2018, the Company’s balance sheet was approximately $815 million in total assets, $551 million in gross loans and $660 million in deposits.  As compared to December 31, 2017 balances, these represent increases of 4.4%, 8.8% and 4.7%, respectively.

The continued success of your Company is the undeniable result of the ongoing efforts of the Company’s dedicated team members and Board of Directors in implementing our Strategic Plan.  Their efforts and our strong corporate values of respect for and accountability to our shareholders, clients, colleagues, and communities are the foundation for the continued success of your Company.

As always, we greatly appreciate your continued support and the trust you have placed in us.

Respectfully,

Brian D. Young

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)	Nine months ended September 30, 2018	Nine months ended September 30, 2017
(dollars in thousands, except per share data)
Condensed Statement of Income
Interest income	$25,210	$17,872
Interest expense	4,281	2,035
Net interest income	20,929	15,837
Provision (credit) for loan losses	350	(350)
Net interest income after provision (credit) for loan losses	20,579	16,187
Non-interest income	6,875	3,745
Non-interest expenses	20,599	15,949
Income before income taxes	6,855	3,983
Provision for income taxes	1,070	1,002
Net income	$5,785	$2,981

Average common shares outstanding (basic)	3,268,435	3,267,191

PER COMMON SHARE
Net income	$1.77	$0.91
Book value	$23.54	$23.17
Tangible book value	$14.48	$15.13
Closing price	$22.90	$22.50

FINANCIAL RATIOS
Return on average assets	0.97%	0.61%
Return on average tangible equity	15.59%	6.23%
Net interest margin	3.98%	3.68%
Efficiency ratio	72.88%	79.36%
Loans (including held for sale) to deposits	84.38%	77.39%

PERIOD END BALANCES

	As of September 30, 2018	As of September 30, 2017
Assets	$815,153	$770,713
Loans, gross	$550,777	$493,089
Deposits	$660,349	$637,674
Shareholders' equity	$76,956	$75,714

Common shares outstanding	3,269,358	3,267,643

UNITED BANCSHARES, INC.

DIRECTORS Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Heather M. Oatman - Secretary

Daniel J. Lucke – Chief Financial Officer

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry	H.Edward Rigel David P. Roach Robert M. Schulte, Sr. Daniel W. Schutt R. Steven Unverferth
Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211

468 Polaris Parkway

Westerville, OH 43082

614-269-4402